Exhibit 10.1

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.

Exhibit 10.1

Exhibit 10.1

6.06 Outside Activities	38
6.07 Employment or Retention of Affiliates.	39
6.08 General Partner Participation.	39
6.09 Title to Partnership Assets.	39
6.10 Miscellaneous.	40

ARTICLE VII CHANGES IN GENERAL PARTNER	40
7.01 Transfer of the General Partner's Partnership Interest.	40
7.02 Effect of Bankruptcy Withdrawal Death or Dissolution of a General Partner.	41
7.03 Removal of a General Partner.	41

ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS	43
8.01 Management of the Partnership.	43
8.02 Power of Attorney.	43
8.03 Limitation on Liability of Limited Partners.	43
8.04 Ownership by Limited Partner of Corporate General Partner or Affiliate.	43
8.05 Redemption Right.	43

ARTICLE IX TRANSFERS OF LIMITED PARTNERSHIP INTERESTS	45
9.01 Purchase for Investment.	45
9.02 Restrictions on Transfer of Limited Partnership Interests.	46
9.03 Admission of Substitute Limited Partner.	47
9.04 Rights of Assignees of Partnership Interests.	48
9.05 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.	48
9.06 Joint Ownership of Interests.	48
9.07 Transfer of Limited Partnership Interests of CatchMark LP Holder, LLC	49

ARTICLE X BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS	50
10.01 Books and Records.	50
10.02 Custody of Partnership Funds; Bank Accounts.	50
10.03 Fiscal and Taxable Year.	50
10.04 Annual Tax Information and Report.	50
10.05 Partnership Representative; Tax Elections; Special Basis Adjustments.	51
10.06 Reports to Limited Partners.	51

ARTICLE XI AMENDMENT OF AGREEMENT; MERGER	52

ARTICLE XII GENERAL PROVISIONS	53
12.01 Notices.	53

Exhibit 10.1

12.02 Survival of Rights.	53
12.03 Additional Documents.	53
12.04 Severability.	53
12.05 Entire Agreement.	53
12.06 Pronouns and Plurals	53
12.07 Headings.	53
12.08 Counterparts.	53
12.09 Governing Law.	53

Exhibits
Exhibit A Partnership Units
Exhibit B Form of Certificate of Ownership of Partnership Interest
Exhibit C Notice of Redemption Right
Exhibit D-1 Notice of Election by Partner to Convert LTIP Units into Common Units
Exhibit D-2 Notice of Election to Force Conversion of LTIP Units into Common Units

Exhibit 10.1

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.
This Second Amended and Restated Agreement of Limited Partnership is entered into as of October 31, 2018 between CatchMark Timber Trust, Inc., formerly known as Wells Timberland REIT, Inc., as General Partner, and CatchMark LP Holder, LLC, as Limited Partner, and supersedes and replaces the Amended and Restated Agreement of Limited Partnership dated as of October 25, 2013, as amended.
RECITALS
WHEREAS, CatchMark Timber Operating Partnership, L.P., formerly known as Wells Timberland Operating Partnership, L.P. (the “Partnership”), was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware effective as of November 9, 2005, and amended on November 16, 2006; and
WHEREAS, the parties desire to enter into this Second Amended and Restated Agreement of Limited Partnership to make the modifications set out in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
The following defined terms used in this Agreement shall have the meanings specified below:
“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.
“Additional Funds” has the meaning set forth in Section 4.03 hereof.
“Additional Securities” means any (1) shares of stock of the General Partner now or hereafter authorized or reclassified that have dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares (“Preferred Shares”), (2) REIT Shares (other than REIT shares issued in connection with an exchange pursuant to Section 8.05 hereof), (3) shares of stock of the General Partner now or hereafter authorized or reclassified that have dividend rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the REIT Shares (“Junior Shares”) and (4) (i) rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase or otherwise acquire REIT Shares, Preferred Shares or Junior Shares, or (ii) indebtedness issued by the General Partner that provides any of the

Exhibit 10.1

rights described in clause (4)(i) of this definition (any such securities referred to in clause (4)(i) or (ii) of this definition, “New Securities”).
“Adjusted Capital Account” means, with respect any Partner, the Capital Account of such Partner as of the end of each Partnership taxable year or other allocation period (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(g)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership taxable year or other allocation period.
“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the General Partner directly.
“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.
“Aggregate Share Ownership Limit” has the meaning set forth in the Articles of Incorporation.
“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner.
“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.

Exhibit 10.1

“Articles of Incorporation” means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.
“Book-Up Target” for an LTIP Unit means (i) initially, the excess of the Common Unit Economic Balance as determined on the date such LTIP Unit was granted over the Capital Contribution, if any, made by such LTIP Unit Limited Partner with respect to such LTIP Unit and (ii) thereafter, as of any determination date, the remaining amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance. Notwithstanding the forgoing, the Book-Up Target shall be zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time.
“Capital Account” has the meaning set forth in Section 4.04(a) hereof.
“Capital Contribution” means, with respect to any Partner, the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed to the Partnership by such Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.
“Capital Transaction” has the meaning set forth in Section 4.02(c)(xiii)(A).
“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)    The initial Carrying Value of any asset contributed to the Partnership shall be the gross fair market value of such asset, as agreed by the Contributing Partner and the General Partner.
(ii)    The Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt immediately prior to the following events:
(A)    the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution or the provision of services to or for the benefit of the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(B)    the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

Exhibit 10.1

(C)    the liquidation of the Partnership within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g);
(D)    the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and
(E)    at such other times as the General Partner shall reasonably deem necessary or advisable if permitted by, or required to comply with, Regulations Sections 1.704-1(b) and 1.704-2. The General Partner may appraise, or obtain appraisals of, the Partnership’s Properties annually in the absence of other events described in paragraphs (A) – (D) requiring adjustments to Carrying Value and may make adjustments to the Carrying Value of Partnership Properties based on such appraisals.
(iii)    The Carrying Value of a Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as agreed by the distributee and the General Partner.
(iv)    The Carrying Values of Partnership assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this clause (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).
(v)    If the Carrying Values of a Partnership asset has been determined or adjusted pursuant to clause (i), (ii), or (iv) above, such Carrying Values shall thereafter be adjusted by Depreciation.
“Cash Amount” means an amount of cash per Common Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption divided by the number of Common Units tendered for redemption.
“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

Exhibit 10.1

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Share Ownership Limit” has the meaning set forth in the Articles of Incorporation.
“Common Shares” has the meaning set forth in the definition of “Additional Securities” contained herein.
“Common Unit” means a Partnership Units that is designated as a Common Unit of the Partnership.
“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner with respect to its ownership of Common Units, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.01(g)(ii), divided by (ii) the number of the General Partner’s Common Units.
“Constituent Person” has the meaning set forth in Section 4.02(c)(xiii)(B).
“Conversion Factor” means 1.0; provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and; provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.
“Defaulting Limited Partner” has the meaning set forth in Section 5.02(c).

Exhibit 10.1

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
“Economic Capital Account Balance” with respect to a Partner means an amount equal to its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain.
“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debtor liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“General Partner” means CatchMark Timber Trust, Inc., a Maryland corporation, and any Person who becomes a substitute General Partner as provided herein, and any of their successors as General Partner.
“General Partner Loan” has the meaning set forth in Section 5.02(c).
“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner, or a director, officer or employee of the General Partner or the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.
“Independent Director” means a director of the General Partner who is not an officer or employee of the General Partner, any Affiliate of an officer or employee or any Affiliate of (i) any lessee of any property of the General Partner or any Subsidiary of the General Partner, (ii) any Subsidiary of the General Partner, or (iii) any partnership that is an Affiliate of the General Partner.

Exhibit 10.1

“Ineligible Unit” has the meaning given to such term in Section 5.01(g)(ii)(A).
“Lender” means any lender to the Partnership (or any affiliate of the Partnership), or any agent acting on such lender’s behalf (or its designee).
“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, including an LTIP Unit Limited Partner, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.
“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net gain realized in connection with an adjustment to the book value of Partnership assets pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f).
“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net loss realized in connection with an adjustment to the book value of Partnership assets pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f).
“Listed” means, with respect to REIT Shares, such shares are listed or admitted to trading on any national securities exchange.
“Loan Document” means any loan agreement, or pledge, hypothecation or other collateral or security agreement entered into, or guaranteed by, the Partnership or any affiliate of the Partnership.
“LTIP Conversion Factor” has the meaning set forth in Section 4.02(c)(ix)(A).
“LTIP Conversion/Redemption Trigger Event” has the meaning given to such term in Section 4.02(c)(ix)(D).
“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit having the rights, powers, privileges, restrictions, qualifications and limitations set forth elsewhere in this Agreement in respect of the LTIP Unit Limited Partner. LTIP Units may be designated as Vested LTIP Units or Unvested LTIP Units pursuant to the documentation pursuant to which such LTIP Unit is issued.
“LTIP Unit Conversion Date” has the meaning set forth in Section 4.02(c)(ix)(C).
“LTIP Unit Conversion Notice” has the meaning set forth in Section 4.02(c)(ix)(C).
“LTIP Unit Conversion Right” has the meaning set forth in Section 4.02(c)(ix)(A).

Exhibit 10.1

“LTIP Unit Forced Conversion” has the meaning set forth in Section 4.02(c)(x)(B).
“LTIP Unit Forced Conversion Notice” has the meaning set forth in Section 4.02(c)(x)(B).
“LTIP Unit Limited Partner” means any Person that holds LTIP Units and is named as an LTIP Unit Limited Partner in the books and records of the Partnership.
“New Securities” has the meaning set forth in the definition of “Additional Securities” contained herein.
“Nonrecourse Deduction” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning provided in Regulations Section 1.704(b)(3).
“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit C hereto.
“OP Unitholders” means all holders of Partnership Interests other than any holder of a Partnership Interest whose interest is represented solely by Preferred Partnership Units.
“Partner” means any General Partner or Limited Partner.
“Partner Nonrecourse Debt” has the meaning provided in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Deductions” has the meaning provided in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with Regulations Sections 1.704-2(i)(2).
“Partnership” means CatchMark Timber Operating Partnership, L.P., a Delaware limited partnership.
“Partnership Interest” means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes of Partnership Interests as provided in Section 4.02. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether

Exhibit 10.1

of a Limited Partner or a General Partner) shall be of the same class. The Partnership Interests represented by the Common Units, the LTIP Units and the Preferred Units are the only Partnership Interests, and each such type of unit is a separate class of Partnership Interest for all purposes of this Agreement.
“Partnership Loan” has the meaning set forth in Section 5.02(c).
“Partnership Minimum Gain” has the meaning provided in Regulations Sections 1.704-2(b)(2) and 1.704-2(d), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.
“Partnership Representative” has the meaning provided in Section 6223 of the Code.
“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder (including Common Units, LTIP Units and Preferred Units). The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.
“Partnership Unit Designation” has the meaning set forth in Section 4.02(a)(i).
“Partnership Year” shall mean the Partnership’s taxable year or any shorter period for which Partnership profits and losses are allocated.
“Pledged General Partnership Collateral” has the meaning set forth in Section 7.01(a).
“Pledged Limited Partnership Collateral” has the meaning set forth in Section 9.07(a).
“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Common Units owned by a Partner by the total number of Common Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as may be amended from time to time.
“Person” means any individual, partnership, corporation, joint venture, trust or other entity.
“Preferred Shares” has the meaning set forth in the definition of “Additional Securities” contained herein.
“Preferred Unit” means any Partnership Unit issued after the date of this Agreement pursuant to Section 4.02 that is designated as a Preferred Unit.

Exhibit 10.1

“Profit” and “Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(i)Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit and Loss pursuant to this definition of “Profit” and “Loss” shall be added to such taxable income or loss;
(ii)    Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this definition of “Profit” and “Loss” shall be subtracted from such taxable income or loss;
(iii)    In the event the Carrying Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit and Loss;
(iv)    Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;
(v)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other period;
(vi)    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profit or Loss; and
(vii)    Notwithstanding any other provision of this definition of “Profit” and “Loss”, any items that are specially allocated pursuant to Section 5.1(a), 5.1(c), or 5.1(d) hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.1(a), 5.1(c) and 5.1(d) hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
“Property” means any timberland or related property or other investment in which the Partnership holds an ownership interest.

Exhibit 10.1

“Redeeming Partner” has the meaning set forth in Section 8.05(a) hereof.
“Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner in its sole and absolute discretion pursuant to Section 8.05(b) hereof.
“Redemption Right” has the meaning set forth in Section 8.05(a) hereof.
“Regulations” means the Federal income tax regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.
“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.
“REIT Share” means a share of common stock, par value $0.01 per share, of the General Partner (or successor entity, as the case may be).
“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by a Redeeming Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

Exhibit 10.1

“Restriction Notice” has the meaning set forth in Section 8.05(e).
“Securities Act” means the Securities Act of 1933, as amended.
“Service” means the Internal Revenue Service.
“Specified Redemption Date” means the first business day of the month that is at least 60 business days after the receipt by the General Partner of the Notice of Redemption.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Subsidiary Partnership” means any partnership of which the partnership interests therein are owned by the General Partner or a wholly owned subsidiary of the General Partner.
“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” contained herein.
“Target Balance” has the meaning set forth in Section 5.01(g)(ii)(A).
“Transfer” has the meaning set forth in Section 9.02(a) hereof.
“UCC” has the meaning set forth in Section 2.06(a).
“Unvested LTIP Unit” has the meaning set forth in Section 4.02(c)(iii).
“Value” means with respect to any security, the average of the daily market price of such security for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the security is Listed, the closing sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not Listed, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not Listed and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights

Exhibit 10.1

shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
“Vested LTIP Unit” has the meaning set forth in Section 4.02(c)(iii).
“Vesting Agreement” has the meaning set forth in Section 4.02(c)(iii).
ARTICLE II
PARTNERSHIP FORMATION AND IDENTIFICATION
2.01    Formation. The parties to this Agreement hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.
2.02    Name, Office and Registered Agent. The name of the Partnership is CatchMark Timber Operating Partnership, L.P. The specified office and place of business of the Partnership shall be 5 Concourse Parkway, Suite 2325, Atlanta, Georgia 30328. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.
2.03    Partners.
(a)    The General Partner of the Partnership is CatchMark Timber Trust, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.
(b)    The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.
2.04    Term and Dissolution
(a)    The term of the Partnership shall continue in full force and effect until December 31, 2053, except that the Partnership shall be dissolved upon the first to occur of any of the following events:
(i)    The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;
(ii)    The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall

Exhibit 10.1

continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);
(iii)    The exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner); or
(iv)    The election by the General Partner that the Partnership should be dissolved.
(b)    Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.
2.05    Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership any and all amendments to the Certificate and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.
2.06    Partnership Interests.
(a)    Each Partnership Interest in the Partnership shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “UCC”), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
(b)    The Partnership Interests in the Partnership shall be evidenced by certificates in the form attached hereto as Exhibit B, and each such certificate shall be executed by the General Partner on behalf of the Partnership. On the date hereof, certificates are being issued to (i) the General Partner, the sole general partner, evidencing its 49,026,621 Common Units, and (ii) the Limited Partner, the sole limited partner evidencing its existing 200 Common Units in the Partnership.
(c)    The Partnership shall maintain books for the purpose of registering the transfer of Partnership Interests. A transfer of a Partnership Interest in the Partnership shall be effected by the Partnership’s registering the transfer upon delivery of an endorsed certificate representing the Partnership Interest being transferred.

Exhibit 10.1

(d)    Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware, such provision of Article 8 of the UCC shall control.

ARTICLE III
BUSINESS OF THE PARTNERSHIP
The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS
4.01    Capital Contributions. The Capital Contributions and Partnership Units of each Partner are set forth on Exhibit A, as the same shall be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units.
4.02    Additional Capital Contributions and Issuance of Additional Partnership Interests. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.
(a)    Issuances of Additional Partnership Interests.
(i)    General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner)

Exhibit 10.1

or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law that cannot be preempted by the terms hereof and as set forth in a written document hereafter attached to and made an exhibit to this Agreement (each a “Partnership Unit Designation”), including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:
(A)    (1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.02 and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock or other interests in the General Partner;
(B)    the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests issued in exchange for property; or
(C)    the additional Partnership Interests are issued to all Partners in proportion to their Percentage Interests.
In addition, the General Partner may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.02(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.
Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.
(ii)    Upon Issuance of Additional Securities. The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, Preferred Shares, Junior

Exhibit 10.1

Shares or New Securities, as the case may be, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.
(b)    Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom; provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any (i) purchase price discount or (ii) selling commissions, dealer manager fees or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.02(a) hereof.
(c)    Issuances of LTIP Units.
(i)    A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. Except to the extent a capital contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as “profits interests” in the Partnership. The number of LTIP Units that may be issued shall not be limited; provided, however, that the Partnership

Exhibit 10.1

shall not issue LTIP Units in excess of any restriction applicable at such time imposed in any Loan Document. The General Partner, in its sole and absolute discretion, is hereby authorized without the approval of the Limited Partners or any other Person to cause the Partnership from time to time to issue to any Person providing services to or for the benefit of the Partnership, which may include Partners, LTIP Units. In connection with any such issuance, the General Partner shall (i) determine the amount of the Capital Contribution (if any) to be made in connection with such issuance and the manner in which such Capital Contribution shall be made, and (ii) make such revisions to this Agreement as it determines are appropriate to reflect the issuance of such LTIP Units. Upon the issuance of LTIP Units, the holder of such LTIP Units shall be admitted to the Partnership as an LTIP Unit Limited Partner upon furnishing to the General Partner (A) evidence of acceptance in form satisfactory to the General Partner and (B) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an LTIP Unit Limited Partner. The admission of an LTIP Unit Limited Partner shall become effective on the date upon which the name of such person is recorded by the General Partner in the books and records of the Partnership.
(ii)    Ranking. Except as otherwise provided elsewhere in the Partnership Agreement, the LTIP Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) on a parity with the Common Units; and (ii) junior to all Partnership Units which rank senior to the Common Units.
(iii)    Vesting. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her Vested LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article VII.
(iv)    Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the repurchase by the Partnership or the General Partner of LTIP Units at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

Exhibit 10.1

(v)    Legend. The books and records of the Partnership as maintained by the General Partner or by its agent (or if applicable any certificate evidencing an LTIP Unit) shall bear an appropriate notation or legend indicating that additional terms, conditions and restrictions on transfer, including without limitation those set forth in a Vesting Agreement, apply to LTIP Units.
(vi)    Distributions. The distributions to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of this Agreement, including, without limitation, Article V; provided, however, if the Vesting Agreement or other documentation pursuant to which an LTIP Unit is issued provides that distributions with respect to such LTIP Unit shall be deferred, reduced, suspended or otherwise treated less favorably than distributions on Common Units generally, distributions with respect to such LTIP Unit shall be made as provided in such Vesting Agreement or other documentation.
(vii)    Allocations. The allocations to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of this Agreement, including, without limitation, Article V.
(viii)    Adjustments. Unless otherwise provided by the terms of a specific series of LTIP Units, as approved by the General Partner, the General Partner shall make adjustments to the LTIP Units to maintain a one-to-one correspondence between Common Units and LTIP Units upon events such as distributions on all outstanding Common Units in additional Partnership Units, subdivision, combination, reclassification or recapitalization of the Common Units. If more than one such event triggers an adjustment, the adjustment to the LTIP Units need be made only once using a single formula that takes into account the multiple events as if they all occurred simultaneously. If in the opinion of the General Partner an adjustment to the LTIP Units is required to maintain the same correspondence between Common Units and LTIP Units after an event other than those described in the first sentence of this Section 4.02(c)(viii) as existed prior to such event, the General Partner shall make such adjustment to the extent permitted by the Partnership Agreement, by law and by the terms of any plan pursuant to which the LTIP Units have been issued in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly (i) file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error, and (ii) give notice thereof to the holders of LTIP Units affected thereby.
(ix)    Right to Convert LTIP Units into Common Units.
(A)    Conversion Right. Subject to automatic conversion pursuant to Section 4.02(c)(x)(A), a holder of LTIP Units shall have the right (the “LTIP Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into a number (or fraction thereof) of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to 4.02(c)(viii) equal to the LTIP Conversion Factor as applicable to each LTIP Unit being converted. Holders of LTIP Units shall not have the right to

Exhibit 10.1

convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership an LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such LTIP Unit Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units the Book-Up Target of which is zero into Common Units shall be subject to the conditions and procedures set forth in this 4.02(c)(ix). “LTIP Conversion Factor” shall mean the quotient of (i) the Economic Capital Account Balance attributable to the LTIP Unit being converted as of the date of conversion, divided by (ii) the Common Unit Economic Balance as of the date of conversion; provided that if the Economic Capital Account Balance attributable to an LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time, the LTIP Conversion Factor for such LTIP Unit shall never exceed one (1), subject to such adjustment as may be made pursuant to 4.02(c)(viii) and unless otherwise provided by the terms of a specific series of LTIP Units as approved by the General Partner.
(B)    Number of Units Convertible. A holder of Vested LTIP Units may convert such Vested LTIP Units the Book-Up Target of which is zero into an equal number of fully paid and non-assessable Common Units (after giving effect to any adjustments made pursuant to 4.02(c)(viii) unless otherwise provided by the terms of a specific series of LTIP Units as approved by the General Partner.
(C)    Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (an “LTIP Unit Conversion Notice”) in the form attached as Exhibit D-1 hereto not less than 10 nor more than 60 days prior to a date (the “LTIP Unit Conversion Date”) specified in such LTIP Unit Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this 4.02(c)(ix) shall be free and clear of all liens, claims and/or encumbrances whatsoever. Notwithstanding anything herein to the contrary (but subject to Article IX), a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.05 relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the LTIP Unit Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until the LTIP Unit Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership in accordance with Section 8.05 simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.05 by delivering to such holder REIT Shares, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.
(D)    To the extent provided in any Loan Document, if a Lender (i) provides the General Partner with a written notice that the Lender intends promptly to commence

Exhibit 10.1

a foreclosure proceeding with respect to the Partnership Units held by the General Partner, (ii) the indebtedness evidenced or secured by such Loan Document has been declared due and payable and the Lender provides the General Partner with a written notice invoking this Section 4.02(c)(ix)(D), or (iii) any event of default under or with respect to such Loan Document relating to bankruptcy or insolvency has occurred and the Lender has not provided the General Partner with a written notice prior to the occurrence of such Event of Default expressly declining to invoke this Section 4.02(c)(ix)(D) (collectively, clauses (i), (ii) and (iii), an “LTIP Conversion/Redemption Trigger Event”), each Partner and the Partnership hereby agrees that, notwithstanding anything to the contrary in this Agreement, automatically and without further action by any Person, including by the holder, any other Partner, the General Partner or the Partnership, (1) all of the outstanding LTIP Units, whether vested or unvested, immediately shall be converted into Common Units (in a manner consistent with, but not limited by, the provisions of Section 4.02(c)(ix)(A)), and (2) all such converted Common Units, together with any and all outstanding Common Units issued upon any prior conversion of LTIP Units, immediately shall be redeemed by the General Partner in exchange for REIT Shares (in a manner consistent with, but not limited by, the provisions of Section 8.05(b), and including, but not limited to, regardless of whether such REIT Shares are Listed, such redemption would have the results identified in clauses (i) through (v), inclusive, of Section 8.05(c) or any restrictions otherwise placed on such redemption pursuant to Sections 8.05(d) or 8.05(f)). As a result, immediately following an LTIP Conversion/Redemption Trigger Event, all LTIP Units and all outstanding Common Units issued upon any prior conversion of LTIP Units (and other units of ownership, economic or otherwise, of the Partnership issued in connection with or exchange for any LTIP Units or Common Units issued upon any prior conversion of LTIP Units) shall be terminated and no longer outstanding (regardless of whether the General Partner actually issues the REIT Shares in connection with the redemption described in this Section 4.02(c)(ix)(D)). Each Lender is an express third-party beneficiary of this Section 4.02(c)(ix)(D) having the right (but not the obligation) to enforce this Section 4.02(c)(ix)(D), and this Section 4.02(c)(ix)(D) may not be amended without the consent of each Lender.
(x)    Partnership Initiated Conversion.
(A)    Unless previously converted by a holder pursuant to Section 4.02(c)(ix), each LTIP Unit shall, upon the later to occur of (i) the LTIP Unit becoming a Vested LTIP Unit and (ii) the Book-Up Target of the LTIP Unit equaling zero, automatically and without further action by a holder convert into a Common Unit, after giving effect to all adjustments (if any) made pursuant to Section 4.02(c)(viii), and the General Partner shall reflect such conversion in the records of the Partnership; provided that the General Partner may, at its discretion, suspend the operation of this Section 4.02(c)(x)(A) with respect to any holder or any LTIP Unit. The General Partner shall maintain internal controls to track the automatic conversion of LTIP Units described in this Section 4.02(c)(x)(A).
(B)    Subject to automatic conversion pursuant to Section 4.02(c)(x)(A), if applicable, the Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units the Book-Up Target of which is zero held by a holder of LTIP Units to be converted (a “LTIP Unit Forced Conversion”) into an equal number of Common Units (after giving effect to any adjustments made pursuant to Section 4.02(c)(viii)) unless otherwise

Exhibit 10.1

provided by the terms of a specific series of LTIP Units as approved by the General Partner. In order to exercise its right to cause an LTIP Unit Forced Conversion, the Partnership shall deliver a notice (a “LTIP Unit Forced Conversion Notice”) in the form attached as Exhibit D-2 hereto to the applicable holder not less than 10 nor more than 60 days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Forced Conversion Notice. A Forced LTIP Unit Conversion Notice shall be provided in the manner provided in Section 9.01.
(xi)    Conversion Procedures. Subject to any redemption of Common Units to be received upon the conversion of Vested LTIP Units as provided in Section 4.02(c)(ix), a conversion of Vested LTIP Units for which the holder thereof has given an LTIP Unit Conversion Notice or the Partnership has given a Forced LTIP Unit Conversion Notice shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.
(xii)    Treatment of Capital Account. For purposes of making future allocations under Article IV, as amended from time to time, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.
(xiii)    Mandatory Conversion in Connection with a Capital Transaction.
(A)    If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right to receive, or the holders of Common Units shall otherwise be entitled to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Capital Transaction”), then the General Partner shall, immediately prior to the Capital Transaction, exercise its right to cause an LTIP Unit Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Capital Transaction or that would occur in connection with the Capital Transaction if the assets of the Partnership were sold for the consideration provided in the agreement or agreements with respect to the Capital Transaction or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Capital Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Capital Transaction and the conversion shall occur immediately prior to the effectiveness of the Capital Transaction).

Exhibit 10.1

(B)    In anticipation of such LTIP Unit Forced Conversion and the consummation of the Capital Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Capital Transaction in consideration for the Common Units into which his or her LTIP Units will be converted pursuant to this Section 4.02(c)(xiii) the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Capital Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Capital Transaction, prior to such Capital Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion pursuant to this Section 4.02(c)(xiii) of each LTIP Unit held by such holder into Common Units in connection with such Capital Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion pursuant to this Section 4.02(c)(xiii) of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.
(C)    Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Capital Transaction to be consistent with the provisions of this Section 4.02(c)(xiii) and to enter into an agreement with the successor or acquiring entity, as the case may be, for the benefit of the holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Capital Transaction that will contain provisions enabling the holders of LTIP Units that remain outstanding after such Capital Transaction to preserve, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion, and other rights set forth in this Agreement.
(xiv)    Redemption Right of LTIP Unit Limited Partners
(A)    LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from (i) repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units or (ii) from exercising its LTIP Unit Forced Conversion right.
(B)    Except as otherwise set forth in the relevant Vesting Agreement or other separate agreement entered into between the Partnership and a LTIP Unit Limited Partner, and subject to the terms and conditions set forth in this Agreement or the terms of a specific series of LTIP Units as approved by the General Partner, on or at any time after the applicable LTIP Unit Conversion Date each LTIP Unit Limited Partner will have the same right (and subject to the same terms and conditions and to be effected in the same manner) to require the Partnership to

Exhibit 10.1

redeem all or a portion of the Common Units into which such LTIP Unit Limited Partner’s LTIP Units were converted as the other holders of Common Units in accordance with Article VII.
(xv)    Voting Rights. Holders of LTIP Units, whether vested or unvested, shall not have any voting rights other than as provided in Section 4.02(c)(xvi).
(xvi)    Special Approval Rights. Holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 4.02(c)(xvi). The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units (both vested and unvested) affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions:
1)    no separate consent of the holders of LTIP Units will be required if and to the extent that any such alternation, change, or amendment would, in a ratable and proportional manner, alter, change, or amend the rights, powers or privileges of the Common Units;
2)    A merger, consolidation or other business combination or reorganization of the Partnership, the General Partner or any of their Affiliates shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the LTIP Units, so long as either (w) the LTIP Units that are then eligible for conversion (or that the General Partner provides will be eligible for conversion in connection with the merger, consolidation or other business combination or reorganization) are converted into Common Units immediately prior to the effectiveness of the transaction, (x) the holders of LTIP Units either will receive, or will have the right to elect to receive, for each LTIP Unit an amount of cash, securities, or other property equal to the amount of cash, securities or other property that would be paid in respect of such LTIP Unit had it been converted into Common Units (or a fraction thereof, as applicable, under the terms provided by the terms of a specific series of LTIP Units as approved by the General Partner), (y) the LTIP Units remain outstanding with their terms materially unchanged, or (z) if the Partnership is not the surviving entity in the merger, consolidation or other business combination or reorganization, the LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units;
3)    any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the LTIP Units in any respect), which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the LTIP Units; and

Exhibit 10.1

4)    any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the LTIP Units with respect to other holders. For the avoidance of doubt, the General Partner in its sole discretion may waive any restrictions or limitations (including vesting restrictions or transfer restrictions) applicable to any outstanding LTIP Units with respect to any holder or holders at any time and from time to time. Any such determination in the General Partner’s discretion in respect of such LTIP Units shall be final and binding. Such determinations need not be uniform and may be made selectively among holders of LTIP Units, whether or not such holders are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. The foregoing special approval rights will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.
(xvii)    Rights to Transfer. Subject to the terms of the relevant Vesting Agreement or other document pursuant to which LTIP Units are granted, except in connection with the exercise of a LTIP Unit Redemption Right pursuant to Section 8.05, a transfer of all or any portion of a holder’s LTIP Units will be subject to Article VII.
4.03    Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.
4.04    Capital Accounts.
(a)    The Partnership shall maintain for each Partner a separate capital account (“Capital Account”) in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Each Partner’s Capital Account shall be increased by (i) the amount of such Partner’s Capital Contributions and (ii) Profit allocated to such Partner and all items of Partnership income and gain allocated to such Partner pursuant to Sections 5.1(c), 5.1(d) and 5.1(e) and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) Loss allocated to such Partner and all items of Partnership deduction and loss allocated to such Partner pursuant to Section 5.1(c).
(b)    In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.
(c)    The provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured

Exhibit 10.1

by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or 1.704-2.
4.05    Percentage Interests. If the number of outstanding Common Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units held by such Partner divided by the aggregate number of Common Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.
4.06    No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.
4.07    Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.
4.08    No Third-Party Beneficiary. No creditor or other third party (other than a Lender) having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party (other than a Lender to the Partnership), nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners (other than to secure the obligations of the Partnership under the Loan

Exhibit 10.1

Documents). In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit capital account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.
ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS
5.01    Allocation of Profit and Loss.
(a)    General Partner Gross Income Allocation. There shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of the cumulative reimbursements made to the General Partner under Section 6.05(b) (other than reimbursements that would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses that would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset) over the cumulative allocations of Partnership income and gain to the General Partner under this Section 5.01(a).
(b)    General Allocations. The items of Profit and Loss of the Partnership for each fiscal year or other applicable period shall be allocated among the Partners in a manner that will, as nearly as possible, cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.02, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.
(c)    Special Allocations. Before applying Sections 5.01(a) and 5.01(b), the following regulatory allocations shall be made in the following order and priority:
(i)    Minimum Gain Chargeback. Notwithstanding the provisions of this Section 5.01, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year

Exhibit 10.1

(and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 5.01(c)(i) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.01, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 5.01(c)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
(iii)    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) and such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 5.01(c)(iii) is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(iv)    No Excess Deficit. To the extent that any Partner has or would have, as a result of an allocation of Net Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Net Loss (or item thereof) shall be allocated to the other Partners in accordance with Section 5.01(b), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Partners. To the extent such allocation would result in all Partners having Adjusted Capital Account Deficits, such Net Loss (or item thereof) shall be allocated to the General Partner.
(v)    Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners (other than the Special Limited Partner) in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the

Exhibit 10.1

Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.
(vi)    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(6)(4) and 1.704-2(i).
(vii)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.
(d)    Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.
(e)    Allocation for Tax Purposes. All allocations of income, profit, gain, loss, and expense (and all items contained therein) for federal income tax purposes shall be consistent with the allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.
(f)    Forfeiture Allocations. Subject to Section 5.01(g)(iii) with respect to a forfeiture of certain LTIP Units, upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Treasury Regulations promulgated after the effective date of this Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).
(g)    LTIP Allocation Provisions.

Exhibit 10.1

(i)    LTIPs Treated as Common Units for Allocation Purposes. For purposes of determining allocations of Profits and Losses pursuant to Section 5.01(b), LTIP Units shall be treated as Common Units. For purposes of determining allocations of Losses pursuant to Section 5.01(b), an LTIP Unit Limited Partner shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partnership Minimum Gain and Partner Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units shall not include any Economic Capital Account Balance attributable to other series or classes of Partnership Units.
(ii)    LTIP General Allocations. Notwithstanding Sections 5.02(a) and 5.02(b), Liquidating Gains and Liquidating Losses shall be allocated as follows:
(A)    Liquidating Gains (including, for the avoidance of doubt, Liquidating Gains that are a component of any remaining Profits), shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such Partners, to the extent attributable to their ownership of LTIP Units, are equal to (1) the Common Unit Economic Balance, multiplied by (2) the number of their LTIP Units (with respect to each LTIP Unit Limited Partner, the “Target Balance”); provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit (each an “Ineligible Unit”) if and to the extent that cumulative Liquidating Losses of the Partnership have exceeded cumulative Liquidating Gains of the Partnership during the period from the issuance of such LTIP Unit through the date of such allocation. If, notwithstanding the foregoing, not all LTIP Units (including Ineligible Units) are fully booked up, Liquidating Gains shall be allocated among LTIP Units in a manner reasonably determined by the General Partner. For the avoidance of doubt, Liquidating Gains allocated with respect to an LTIP Unit pursuant to this Section 5.01(g)(ii) shall reduce (but not below zero) the Book-Up Target for such LTIP Unit.
(B)    Liquidating Gain allocated to an LTIP Unit Limited Partner under this Section 5.01(g) will be attributed to specific LTIP Units of such LTIP Unit Limited Partner for purposes of determining (1) allocations under this Section 5.01(g)(ii), (2) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unit Limited Partner’s Capital Account and (3) the ability of such LTIP Unit Limited Partner to convert specific LTIP Units into Common Units. Such Liquidating Gain will generally be attributed in the following order: (1) first, to Vested LTIP Units held for more than two years, (2) second, to Vested LTIP Units held for two years or less, (3) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the General Partner, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (4) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target. Any such allocations shall be made

Exhibit 10.1

among the holders of LTIP Units in proportion to the aggregate amounts required to be allocated to each under this Section 5.01(g).
(C)    After giving effect to the special allocations set forth above in this Section 5.01(g), if, due to distributions with respect to Common Units in which the LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any LTIP Unit Limited Partner attributable to such LTIP Unit Limited Partner’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unit Limited Partner, or, at the election of the General Partner, Liquidating Gains shall be allocated to the other Partners, to eliminate the disparity; provided, however, that if Liquidating Losses and Liquidating Gains are insufficient to completely eliminate all such disparities, such losses or gains shall be allocated among Partners in a manner reasonably determined by the General Partner.
(D)    The parties agree that the intent of this Section 5.01(g) is (1) to the extent possible to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with Common Units (on a per-unit basis) and (2) to allow conversion of an LTIP Unit (assuming prior vesting) when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 5.01(g)(ii)(A) so that either an LTIP Unit’s initial Book-Up Target has been reduced to zero or the parity described in clause (1) above has been achieved. The General Partner shall be permitted to interpret this Agreement (including this Section 5.01(g)) and to amend this Agreement to the extent necessary and consistent with this intention.
(E)    In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 5.01(g), Profits and Losses allocable under Section 5.02(b) shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.
(iii)    LTIP Forfeiture Reallocations. If an LTIP Unit Limited Partner forfeits any LTIP Units to which Liquidating Gain has previously been allocated under Section 5.01(g)(ii), (1) the portion of such LTIP Unit Limited Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that LTIP Unit Limited Partner’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain, using a methodology similar to that described in Section 5.02(g)(ii)(B) above as reasonably determined by the General Partner, to the extent necessary to cause such LTIP Unit Limited Partner’s Economic Capital Account Balance attributable to each such LTIP Unit to equal the Common Unit Economic Balance and (2) such LTIP Unit Limited Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not reallocated pursuant to clause (1) above.
5.02    Distribution of Cash.
(a)    The Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such distribution period in accordance with Section 5.02(b). Notwithstanding anything to the contrary in this Agreement, the Partnership shall

Exhibit 10.1

not make any distribution if such distribution would (i) violate the Act or other applicable law or (ii) violate the terms of any Loan Document.
(b)    Except for distributions pursuant to Section 5.06 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Section 5.02(d), 5.02(e), 5.03, 5.05, and 8.07(b) of this Agreement, and unless and until this Agreement is amended to reflect the issuance of any Preferred Units or Partnership Units based on Junior Shares or New Securities, all distributions shall be made to the Partners in accordance with their Percentage Interests.
(c)    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having

Exhibit 10.1

been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.
(d)    In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.
(e)    For purposes of the calculations and distributions set forth in Section 5.02(b), issued and outstanding LTIP Units shall be treated as outstanding Common Units (including for purposes of calculating Percentage Interests).
5.03    REIT Distribution Requirements. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
5.04    No Right to Distributions In Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.
5.05    Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.
5.06    Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners in accordance with Section 5.02(b); provided, however, any distributions with respect to LTIP Units shall be made only in proportion to the number of Common Units (including fractional units) into which such LTIP Units could be converted. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.
5.07    Substantial Economic Effect. It is the intent of the Partners that the allocations under Sections 5.01(a), (b) and (c) have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
ARTICLE VI
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

Exhibit 10.1

6.01    Management of the Partnership.
(a)    Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:
(i)    to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;
(ii)    to construct buildings and make other improvements on the properties owned or leased by the Partnership;
(iii)    to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;
(iv)    to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets, and to cause the Partnership to perform its obligations under any Loan Document;
(v)    to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;
(vi)    to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;
(vii)    to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

Exhibit 10.1

(viii)    to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;
(ix)    to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership that is in excess of $20,000 or is not covered by insurance;
(x)    to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;
(xi)    to make or revoke any election permitted or required of the Partnership by any taxing authority;
(xii)    to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;
(xiii)    to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;
(xiv)    to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefore such reasonable remuneration as the General Partner may deem reasonable and proper;
(xv)    to retain other services of any kind or nature in connection with the Partnership business, and to pay therefore such remuneration as the General Partner may deem reasonable and proper;
(xvi)    to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;
(xvii)    to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;
(xviii)    to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

Exhibit 10.1

(xix)    to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);
(xx)    to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and
(xxi)    to merge, consolidate or combine the Partnership with or into another person;
(xxii)    to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and
(xxiii)    to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.
(b)    Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
6.02    Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.
6.03    Indemnification and Exculpation of Indemnitees.
(a)    Subject to the limitations of Section 6.03(b), to the maximum extent permitted under the Act in effect from time to time, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner or any of the Partnership's Subsidiaries in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.

Exhibit 10.1

(b)    The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(c)    The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(d)    For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(e)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(f)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(g)    The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
6.04    Liability of the General Partner.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.
(b)    The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without

Exhibit 10.1

limitation, the tax consequences to Limited Partners or the tax consequences of same, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
(c)    Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)    Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
(e)    Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
6.05    Reimbursement of General Partner.
(a)    Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)    The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses and Administrative Expenses.
6.06    Outside Activities. Subject to Section 6.08 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a

Exhibit 10.1

Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.
6.07    Employment or Retention of Affiliates.
(a)    Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefore which the General Partner determines to be fair and reasonable.
(b)    The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(c)    The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.
(d)    as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.
6.08    General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of timberland, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.
6.09    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity,

Exhibit 10.1

and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
6.10    Miscellaneous. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.
ARTICLE VII
CHANGES IN GENERAL PARTNER
7.01    Transfer of the General Partner's Partnership Interest.
(a)    Despite anything contained in this Agreement to the contrary, the General Partner shall be permitted to pledge, hypothecate or otherwise assign as collateral any or all of its General Partnership Interest (collectively, the “Pledged General Partnership Collateral”), no matter how characterized, in the Partnership, including, without limitation, all economic control (including, without limitation, voting and management), and status rights, privileges and powers as General Partner, all other rights, privileges and powers vested in the General Partner under this Agreement and all rights, privileges and powers with regard to the General Partnership Interest of the General Partner, and all certificates evidencing or documenting the same, to any Lender, and any transfer of such Pledged General Partnership Collateral pursuant to any such Lender’s exercise of remedies in connection with any such pledge, hypothecation or other assignment as collateral shall be permitted under this Agreement with no further action or approval required hereunder.
(b)    Notwithstanding anything contained in this Agreement to the contrary, upon a default under financing giving rise to any pledge, hypothecation or other assignment as collateral of the Pledged General Partnership Collateral,
(i)    any Lender thereunder shall have the right, as set forth in the applicable Loan Document, and without further approval of the Partners and without becoming a

Exhibit 10.1

Partner of the Partnership, as applicable, to exercise the General Partner’s voting and other consensual rights, as well as any other rights, privileges and powers vested in the General Partner under this Agreement; and
(ii)    without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with the applicable pledge, hypothecation or other assignment as collateral in the form of a sale or other disposition or other transfer of the Pledged General Partnership Collateral, (i) the purchaser or other transferee shall become a General Partner under this Agreement and shall succeed to all of the Pledged General Partnership Collateral and shall be bound by all of the obligations of a General Partner under this Agreement without taking any further action on the part of such transferee or any other person, and (ii) following such exercise of remedies, the General Partner (as the holder of the pledged General Partnership Interest) shall cease to be a General Partner and shall have no further right, privileges or powers under this Agreement.
(c)    The approval of this Agreement by the General Partner shall constitute any necessary approval under the Act to the foregoing provisions of this Section 7.01. This Section 7.01 may not be amended or otherwise modified so long as the General Partnership Interest of the General Partner is subject to a pledge, hypothecation or other assignment as collateral to any Lender, without the prior written consent of any such Lender (or such transferee of such Lender). Each recipient of a pledge, hypothecation or other assignment as collateral of all or any portion of the General Partner’s Pledged General Partnership Collateral shall be a third-party beneficiary of the provisions of this Section 7.01.

7.02	Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.
Subject to the rights of any Lender, under any Loan Document:
(a)    Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.03(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.02(b) hereof.
(b)    Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.03(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.03 hereof and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners holding a majority of the Percentage Interests. If the Limited Partners elect to continue the business of the

Exhibit 10.1

Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.
7.03    Removal of a General Partner.
Subject to the rights of any Lender under any Loan Document:
(a)    Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.
(b)    If a General Partner has been removed pursuant to this Section 7.03 and the Partnership is continued pursuant to Section 7.02 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.02(b) hereof and otherwise admitted to the Partnership in accordance with the terms hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the Limited Partners holding a majority of the Percentage Interests within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.
(c)    The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.03(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be

Exhibit 10.1

entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.03(b).
(d)    All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.03.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
8.01    Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.
8.02    Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.
8.03    Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.
8.04    Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.
8.05    Redemption Right.
(a)    Subject to Sections 8.05(b), 8.05(c), 8.05(d), and 8.05(e) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Common Units held by them, each Limited Partner, other than the General Partner, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption

Exhibit 10.1

Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that such Partnership Units shall have been outstanding for at least one year. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner requesting redemption (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Redemption Date.
(b)    Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or, if the REIT Shares are Listed, the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for exchange by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units; provided, however, that the General Partner shall elect to pay the Redeeming Partner the REIT Shares Amount if any Loan Document would prevent the Partnership and the General Partner from paying the Cash Amount. If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.05(b), the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner, as the case may be. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.
(c)    Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the REIT Shares are Listed and delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner

Exhibit 10.1

pursuant to Section 8.05(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Aggregate Share Ownership Limit and the Common Share Ownership Limit and calculated in accordance therewith, except as provided in the Articles of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation, (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner's, the Partnership's, or a Subsidiary Partnership's, real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.05(c)(1); provided, however, that in the event such restriction is waived, the Redeeming Partner shall be paid the Cash Amount.
(d)    Any Cash Amount to be paid to an Redeeming Partner pursuant to this Section 8.05 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Partnership Units hereunder to occur as quickly as reasonably possible.
(e)    Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under section 7704 of the Code.
(f)    Holders of LTIP Units shall not be entitled to the Redemption Rights provided for in this Section 8.05, unless and until such LTIP Units have been converted into Common Units. Notwithstanding the foregoing, and except as otherwise permitted by the Vesting Agreement or any award document, plan or other agreement pursuant to which an LTIP Unit was issued, without the consent of the General Partner, the Redemption Rights shall not be exercisable with respect to any Common Unit issued upon conversion of an LTIP Unit until two years after the date on which the LTIP Unit was issued; provided however, that the foregoing restriction shall not apply if the Redemption Right is exercised by an LTIP Unit holder in connection with a transaction that falls within the definition of a “Change in Control” under the plan or any agreement or agreements pursuant to which the LTIP Units were issued to such holder, or in connection with a mandatory conversion in connection with a Capital Transaction as described in Section 4.02(c)(xiii).

Exhibit 10.1

ARTICLE IX
TRANSFERS OF LIMITED PARTNERSHIP INTERESTS
9.01    Purchase for Investment.
(a)    Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner's Partnership Interests is made as a principal for such Limited Partner's account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.
(b)    Each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner's Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.
9.02    Restrictions on Transfer of Limited Partnership Interests.
(a)    Subject to the provisions of Sections 9.02(b), (c) and (d) and Section 9.08, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.
(b)    No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.05 or 9.08 below) of all of his Partnership Units pursuant to this Article IX or pursuant to an exchange of all of his Partnership Units pursuant to Section 8.05. Upon the permitted Transfer or redemption of all of a Limited Partner's Partnership Units, such Limited Partner shall cease to be a Limited Partner.
(c)    Subject to Sections 9.02(d), (e) and (f) and 9.08 below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of his Partnership Units to (i) a parent or parent's spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.
(d)    No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer

Exhibit 10.1

would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).
(e)    Notwithstanding anything to the contrary herein (but subject to Section 9.08), no Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, or (iv) such transfer would violate any term of any Loan Document.
(f)    Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.
(g)    Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.
9.03    Admission of Substitute Limited Partner.
(a)    Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:
(i)    The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement, including, without limitation, Section 4.02(c)(ix)(D), by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.
(ii)    To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.
(iii)    The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof
(iv)    If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership

Exhibit 10.1

of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.
(v)    The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.
(vi)    The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.
(vii)    The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.
(b)    For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.
(c)    The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.
9.04    Rights of Assignees of Partnership Interests.
(a)    Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.
(b)    Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.
9.05    Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. Subject to the rights of any Lender under any Loan Document, the occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited

Exhibit 10.1

Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.
9.06    Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.
9.07    Transfer of Limited Partnership Interests of CatchMark LP Holder, LLC.
(a)    Despite anything contained in this Agreement to the contrary, CatchMark LP Holder, LLC shall be permitted to pledge, hypothecate or otherwise assign as collateral any or all of its Partnership Interest (collectively, the “Pledged Limited Partnership Collateral”), no matter how characterized, in the Partnership, including, without limitation, all economic control (including, without limitation, voting and management), and status rights, privileges and powers as a Limited Partner, all other rights, privileges and powers vested in CatchMark LP Holder, LLC under this Agreement and all rights, privileges and powers with regard to the Partnership Interest of CatchMark LP Holder, LLC, and all certificates evidencing or documenting the same, to any Lender, and any transfer of such Pledged Limited Partnership Collateral pursuant to any such Lender’s exercise of remedies in connection with any such pledge, hypothecation or other assignment as collateral shall be permitted under this Agreement with no further action or approval required hereunder.
(b)    Notwithstanding anything contained in this Agreement to the contrary, upon a default under financing giving rise to any pledge, hypothecation or other assignment as collateral of the Pledged Limited Partnership Collateral,
(i)    any Lender thereunder shall have the right, as set forth in the applicable Loan Document, and without further approval of the Partners and without becoming a Limited Partner of the Partnership, as applicable, to exercise CatchMark LP Holder, LLC’s voting and other consensual rights, as well as any other rights, privileges and powers vested in CatchMark LP Holder, LLC under this Agreement; and
(ii)    without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with the applicable pledge, hypothecation or other assignment as collateral in the form of a sale or other disposition or other transfer of the Pledged Limited Partnership Collateral, (i) the purchaser or other transferee shall become a Limited Partner under this Agreement and shall succeed to all of the Pledged Limited Partnership Collateral and shall be bound by all of the obligations of a Limited Partner under this Agreement without taking any further action on the part of such transferee or any other person, and (ii) following such

Exhibit 10.1

exercise of remedies, CatchMark LP Holder, LLC (as the holder of the pledged Limited Partnership Interest) shall cease to be a Limited Partner and shall have no further right, privileges or powers under this Agreement.
(c)    The approval of this Agreement by CatchMark LP Holder, LLC shall constitute any necessary approval under the Act to the foregoing provisions of this Section 9.08. This Section 9.08 may not be amended or otherwise modified so long as the Limited Partnership Interest of CatchMark LP Holder, LLC is subject to a pledge, hypothecation or other assignment as collateral to any Lender, without the prior written consent of any such Lender (or the transferee of any such Lender). Each recipient of a pledge, hypothecation or other assignment as collateral of all or any portion of CatchMark LP Holder, LLC’s Pledged Limited Partnership Collateral shall be a third-party beneficiary of the provisions of this Section 9.08.
ARTICLE X
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
10.01    Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.
10.02    Custody of Partnership Funds; Bank Accounts.
(a)    All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.
(b)    All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).
10.03    Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.
10.04    Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

Exhibit 10.1

10.05    Partnership Representative; Tax Elections; Special Basis Adjustments.
(a)    The General Partner shall act as, or appoint, the “Partnership Representative” of the Partnership within the meaning of Section 6223(a) of the Code (as amended by the Bipartisan Budget Act of 2015) and any comparable provisions of state or local law. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code. The Partnership Representative shall have the right to retain professional assistance in respect of any tax audit of the Partnership, and all out-of-pocket expenses and fees incurred by the Partnership Representative on behalf of the Partnership as Partnership Representative shall constitute Partnership expenses. The taking of any action and the incurring of any expense by the Partnership Representative in its capacity as such, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative, and the provisions relating to indemnification of the General Partner set forth in Section 6.03 shall be fully applicable to the Partnership Representative in its capacity as such,
(b)    All elections permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made or not made by the General Partner in its sole and absolute discretion.
(c)    In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.
(d)    To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.
10.06    Reports to Limited Partners.
(a)    As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner

Exhibit 10.1

a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.
(b)    Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.
ARTICLE XI
AMENDMENT OF AGREEMENT; MERGER
The General Partner's consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partner, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act); provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners:
(a)    any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.05(d) hereof) in a manner adverse to the Limited Partner;
(b)    any amendment that would adversely affect the rights of the Limited Partner to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;
(c)    any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partner, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof; or
(d)    any amendment that would impose on the Limited Partner any obligation to make additional Capital Contributions to the Partnership.

Exhibit 10.1

ARTICLE XII
GENERAL PROVISIONS
12.01    Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.
12.02    Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
12.03    Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.
12.04    Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
12.05    Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
12.06    Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.
12.07    Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.
12.08    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
12.09    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
/Signatures appear on following page/

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Agreement of Limited Partnership, as of the 31st day of October, 2018.
GENERAL PARTNER:
CATCHMARK TIMBER TRUST, INC.

By:/s/ Brian M. Davis
Name: Brian M. Davis
Title: Senior Vice President and Chief Financial Officer

LIMITED PARTNER:
CATCHMARK LP HOLDER, LLC
By: CATCHMARK TIMBER TRUST, INC., its sole member

By:/s/ Brian M. Davis
Name: Brian M. Davis
Title: Senior Vice President and Chief Financial Officer

Exhibit 10.1

EXHIBIT A

PARTNERSHIP UNITS

October 31, 2018

Partner	Capital Contribution	Common Units	LTIP Units	Percentage Interest

GENERAL PARTNER CatchMark Timber Trust, Inc. 5 Concourse Parkway Suite 2325 Atlanta, Georgia 30328	$751,314,835	49,026,621	0	99.9996%

LIMITED PARTNER CatchMark LP Holder, LLC 5 Concourse Parkway Suite 2325 Atlanta, GA 30328	$ 2,000	200	0	0.0004%

TOTAL	$751,314,835	49,026,821		100.00000%

LEGAL02/38323940v2

Exhibit 10.1

EXHIBIT B
FORM OF CERTIFICATE OF OWNERSHIP OF PARTNERSHIP INTEREST

Cert. No.	[__]

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.
Formed under the Delaware Revised Uniform Limited Partnership Act
Partnership Interest
This Certifies that ______________________ is the owner of [#] Common Units in CatchMark Timber Operating Partnership, L.P. (the “Partnership”), transferable only on the records of the Partnership by the holder hereof, in person or by a duly authorized attorney-in-fact, upon surrender of this Certificate properly endorsed or assigned.
This Certificate and the Common Units represented hereby are issued and shall be held subject to all of the provisions of the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “Agreement”), and the Delaware Revised Uniform Limited Partnership Act as set forth in the Agreement and such Act, to all of which the holder of this Certificate, by acceptance hereof, assents.
In Witness Whereof, the undersigned has executed this certificate on behalf of the Partnership as of the ___ day of __________, _____.

CATCHMARK TIMBER TRUST, INC. Its General Partner
By:
Brian M. Davis
Senior Vice President and Chief Financial Officer

LEGAL02/38323940v2

Exhibit 10.1

THE PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE PARTNERSHIP FOR ANY PURPOSE, UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH PARTNERSHIP INTEREST SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH PARTNERSHIP INTEREST SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE PARTNERSHIP AND (2) SUCH TRANSFER IS IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT.
PARTNERSHIP INTEREST POWER OF ATTORNEY
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _______________, a ___________________________, [#] Common Units in CatchMark Timber Operating Partnership, L.P. (the “Partnership”) represented by this Certificate Number __, standing in the undersigned’s name on the records of the Partnership, and hereby irrevocably constitutes and appoints ____________________ as attorney-in-fact to transfer said Common Units on the records of the Partnership, with full power of substitution in the premises.

[_____________________________________]
Dated:	, 20	By:	____________________________________
[Name]
[Title]

2
LEGAL02/38323940v2

Exhibit 10.1

EXHIBIT C

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.05 of the Second Amended and Restated Agreement of Limited Partnership (the “Agreement”) of CatchMark Timber Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for redemption Partnership Units in Wells Timberland Operating Partnership, L.P. in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.05 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.
Dated:
Name of Limited Partner:
(Signature of Limited Partner)
(Mailing Address)
(City) (State) (Zip Code)
Signature Guaranteed by:
If REIT Shares are to be issued, issue to:
Please insert Social Security or identifying number: Name:

3
LEGAL02/38323940v2

Exhibit 10.1

EXHIBIT D-1

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in CatchMark Timber Operating Partnership, L.P. (the “Partnership”) set forth below into Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other Person other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)(State)(Zip Code)

LEGAL02/38323940v2

Exhibit 10.1

EXHIBIT D-2

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
LTIP UNITS INTO COMMON UNITS

CatchMark Timber Operating Partnership, L.P., (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date: